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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  October 6, 1998


                              THE PMI GROUP, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                   1-13664                94-3199675
(State of Incorporation)    (Commission File Number)    (I.R.S. Employer
                                                       Identification No.)


          601 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA     94111
          (Address of principal executive offices)             (Zip Code)


Registrant's telephone number including area code:  (415) 788-7878


___________________________________________________________________
  (Former name or former address, if changed since last report.)
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Item 5.  Other Events

     On October 6, 1998, it was announced that the House approved an appropriations bill (H.R. 4194) for the Veteran Affairs ("VA") and Department of Housing and Urban Development ("HUD") with provisions that would increase the maximum individual loan amount that the Federal Housing Association ("FHA") can insure to $197,620 and simplify the downpayment formula. Currently, the maximum individual loan amount that the FHA can insure is $170,362. The streamlined downpayment formula for FHA loans would eliminate tiered minimum cash investment requirements and establish maximum loan-to-values based on loan size and closing costs, making FHA insurance more competitive with private mortgage insurance in areas with higher home prices.

     The appropriations bill would also amend the charter for the Federal Home Loan Mortgage Corporation ("Freddie Mac") to allow it to use any method of default loss protection that is financially equal or superior, on an individual or pooled basis, to the protection provided by private mortgage insurance companies, provided that, if the Director of the Office of Federal Housing Enterprise Oversight subsequently finds that such default loss protection determined by Freddie Mac does not provide such equal or superior protection, Freddie Mac shall provide such additional default loss protection for such mortgage, as approved by the Director of the Office of Federal Housing Enterprise Oversight, necessary to provide such equal or superior protection. Currently, Freddie Mac can purchase loans with down payments of less than 20%, only if the loans are insured or use other limited methods to protect against default.

     The TPG Group, Inc. ("Company") conducts its residential mortgage insurance business through its wholly-owned subsidiaries, including PMI Mortgage Insurance Co. ("PMI"). Private mortgage insurers, including PMI, compete directly with federal and state governmental and quasi-governmental agencies, principally the FHA and, to a lesser degree, the VA. Although management believes that it is too early to ascertain the impact of any final FHA provisions included in appropriations bill H.R. 4194, any change in legislation which affects the ability of FHA, Freddie Mac, or the VA to offer a substitute for mortgage insurance or increase their statutory lending limits or other expansion of eligibility for the FHA and VA would likely have an adverse affect on the competitive position of PMI and consequently could materially and adversely affect the Company's financial condition and results of operations. Management is in the process of assessing the impact of such potential changes in legislation.


Item 7.  Financial statements, Pro Forma Financial Information and Exhibits

         None

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              The PMI Group, Inc.
                              (Registrant)



October 8, 1998               By: /s/ John M. Lorenzen, Jr.
                                  ----------------------------------
                                  John M. Lorenzen, Jr.
                                  Executive Vice President,
                                  Chief Financial Officer